Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K/A of Ribbon Acquisition Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhiyang (Anna) Zhou, Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 23, 2026

/s/ Zhiyang (Anna) Zhou
Zhiyang (Anna) Zhou
Chief Financial Officer
(Principal Financial and Accounting Officer)